Exhibit 99.1

West8 Tower

10205 Westheimer Road

Houston, Texas 77042

www.dresser-rand.com

For Immediate Release

Dresser-Rand Names Jan Kees van Gaalen Executive Vice President and CFO

Houston, TX, April 3, 2013 – Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC) announced today that Jan Kees van Gaalen will become Executive Vice President and Chief Financial Officer of Dresser-Rand, effective May 1, 2013. Mr. van Gaalen succeeds Mark Baldwin, whose impending retirement was previously announced.

Mr. van Gaalen joins Dresser-Rand from Baker Hughes Inc., a public company and leading provider of drilling, formation evaluation, completion and production products and services to the oil and gas industry, where he served as Vice President and Treasurer. Before joining Baker Hughes, he was the Chief Financial Officer and Vice President Finance for PT Inco Tbk based in Jakarta, Indonesia, the publicly traded Indonesian subsidiary of Vale Inco Ltd. Prior to this he held a variety of finance positions with Anglo American plc, Carlton Communications plc and Schlumberger Ltd. in France, the United Kingdom, Venezuela, Brazil and South Africa.

Mr. van Gaalen is fluent in English, German, Dutch, Portuguese, French, and Spanish. He received his bachelor’s degree in economics from the Erasmus University in Rotterdam, Netherlands and his MBA from the HEC Management School in France.

Vincent R. Volpe, Jr., Dresser-Rand’s President and CEO, said, “We are delighted to welcome Jan Kees as a member of our leadership team. Jan Kees’ knowledge of our industry, along with his strong financial and operational pedigree and vast international experience provides him a solid platform for the role of Chief Financial Officer of Dresser-Rand. We look forward to Jan Kees’ contributions as a member of the Executive Staff, and to our continued progress in developing a world-class financial team.”

“I want to again recognize Mark Baldwin for his service to Dresser-Rand and thank him for the fine job he has done over the past five and one-half years building a strong finance team. During Mark’s tenure, we substantially strengthened our internal governance processes, created a culture of discipline, completed successful acquisitions, and developed our public company relationship with an independent Board of Directors and the community of investment analysts. I am also pleased that Mark will be available to assist the Company during the transition period with Jan Kees, said Volpe.”

****************

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Spain, Germany, Norway, and India, and maintains a network of 49 service and support centers (including 6 engineering and R&D centers) covering more than 150 countries.

****************

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words “anticipates”, “believes”, “expects”, “intends”, “appears”, “outlook,” and similar expressions identify such forward-looking statements. Although the company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks, and uncertainties include, among others, the following: economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; its ability to comply with local content requirements; delivery delays by certain third party suppliers of large equipment; its ability to implement potential tax strategies; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; a failure or breach of our information system security; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; its pension expenses and funding requirements; difficulty in implementing an information management system; and the Company’s brand name may be confused with others. These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

Investor Contact: Blaise Derrico, Vice-President Investor Relations (713) 973-5497

DRC-FIN

2